                                                              Exhibit 5.1

               [Letterhead of Rosenberg & Liebentritt, P.C.]


                                 June 22, 1999


Board of Trustees
Equity Office Properties Trust
Two North Riverside Plaza
Suite 2200
Chicago, IL  60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission, relating to the proposed public offering of up to 25,000,000 common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") issuable in connection with the Company's Dividend Reinvestment and Share Purchase Plan (the
"Plan"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. SECTION 229,601(b)(5), in connection with the Registration Statement.

     We assume that the classification, terms and conditions, amount, issuance and sale of the Common Shares to be offered from time to time will be duly authorized and determined by proper action by the Board of Trustees of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Articles of Amendment and Restatement of Declaration of Trust (the "Declaration of Trust"), and applicable Maryland law.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.  An executed copy of the Registration Statement.

     2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Declaration of Trust of the Company, as certified by the Maryland State Department of Assessments and Taxation on June 16, 1999 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     5. Resolutions of the Board of Trustees of the Company adopted on May 21, 1999, as certified by the Secretary of the Company on the date hereof as then being

Board of Trustees
June 22, 1999
Page 2

         complete, accurate and in effect, relating to the adoption of the Plan and the authorization of the issuance of the Common Shares under the Plan.

     6.  A certificate of the Secretary of the Company dated June 22, 1999.

     In our examination of the aforesaid certificates and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including facsimile copies). We have also assumed that the Common Shares will not be issued in violation of the ownership limit contained in the Company's Declaration of Trust.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as EXHIBIT A. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable under the laws of the State of Maryland.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         ROSENBERG & LIEBENTRITT, P.C.

                                         /s/ Rosenberg & Liebentritt, P.C.

                                                                      Exhibit A


                     [Letterhead of Hogan & Hartson L.L.P.]



                                 June 22, 1999


Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1600
Chicago, Illinois  60606

Ladies and Gentlemen:


     We are acting as special Maryland counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission, relating to the proposed public offering of up to 25,000,000 common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") issuable in connection with the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 160 Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.  An executed copy of the Registration Statement.

     2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Articles of Amendment and Restatement of Declaration of Trust of the Company, as certified by the Maryland State Department of Assessments and Taxation on June 16, 1999 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

Rosenberg & Liebentritt, P.C.
June 22, 1999
Page 2


     5. Resolutions of the Board of Trustees of the Company adopted on May 21, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the adoption of the Plan and the authorization of the issuance of the Common Shares under the Plan.

     9.  A certificate of the Secretary of the Company dated June 22, 1999.

     In our examination of the aforesaid certificates and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Common Shares will not be issued violation of the ownership limit contained in the Company's Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion as to any other laws, statutes, ordinances, rules or regulations or as to compliance with the securities (or "blue sky") laws, rules or regulations or the real estate syndication laws of Maryland.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable under the laws of the State of Maryland.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit A to the legal opinion of Rosenberg & Liebentritt, P.C., as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                     Very truly yours,



                                     HOGAN & HARTSON L.L.P.